                                                                    Exhibit 11.1

                             OMNIPOINT CORPORATION

                   STATEMENT OF COMPUTATION OF LOSS PER SHARE



                               Type of Securities
                               ------------------

  Company, for the year ended December 31, 1994
       Common stock outstanding                                                 23,881,516
       Issuance of cheap stock (1)                                               6,870,753
                                                                                ----------

            Weighted average common shares outstanding                          30,752,269
                                                                                ==========

  Company, for the year ended December 31, 1995
       Common stock outstanding                                                 24,539,689
       Issuance of cheap stock (1)                                               6,870,753
                                                                                ----------

            Weighted average common shares outstanding                          31,410,442
                                                                                ==========

  Company, for the year ended December 31, 1995 Pro Forma
       Common stock outstanding                                                 24,539,689
       Conversion of preferred stock                                             8,013,989
       Conversion of convertible subordinated notes                                104,452
       Issuance of cheap stock (1)                                               6,870,753
                                                                                ----------

            Weighted average common shares outstanding                          39,528,883
                                                                                ==========

  Company, for the year ended December 31, 1996
       Common stock outstanding                                                 27,696,786
       Conversion of preferred stock                                             9,733,899
       Conversion of convertible subordinated notes                              1,434,075
       Shares issued during initial public offering                              7,388,356
       Issuance of cheap stock (1)                                                 564,719
                                                                                ----------

            Weighted average common shares outstanding                          46,817,835
                                                                                ==========

  (1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common equivalent shares issued during the twelve month period prior to the initial filing date of the Company's Initial Public Offering Registration Statement at exercise prices below the initial public offering price of $16.00 have been included in the calculation of cheap stock shares using the treasury stock method, as if they were outstanding for all periods presented.